UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2008

ASIAN FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Wyoming	000-27129	91-1922225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Jinyuan Road Daxing District Industrial Development Zone Beijing, Peoples’ Republic of China		102600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +86 10 6021 2222

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 27, 2008, Asian Financial, Inc. (the “Company”) announced that Mr. William Milewski has, as of May 21, 2008, resigned as Chief Financial Officer of the Company due to health reasons. In connection with his resignation, Mr. Milewski has entered into a Separation Agreement and Release dated May 21, 2008 with the Company (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Milewski will receive a bonus equal to one month base salary of $14,000 on the effective date of the Separation Agreement in recognition of the contributions made by Mr. Milewski during his term of employment with the Company. The Separation Agreement also provides that Mr. Milewski will serve as a consultant to the Company for an eight-month period ending January 21, 2009 and provide certain advisory services as and when requested by the Company. In exchange for his services as a consultant to the Company, Mr. Milewski will receive $3,500 per month on each monthly anniversary of the effective date of the Separation Agreement, beginning in June 2008 until January 2009. Pursuant to the terms of the Separation Agreement, Mr. Milewski also agreed to release the Company from certain claims and matters as specified in the Separation Agreement. The description of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement which is filed as an Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Ms. Baiyun Sun has agreed to assume the role of Interim Chief Financial Officer effective May 21, 2008. Ms. Sun has worked at the Company and its subsidiaries for 15 years, during which time she served as the Company’s Chief Financial Officer from October 6, 2006 to July 18, 2007 and again as interim Chief Financial Officer from December 20, 2007 until March 1, 2008. The Company plans to begin its search for a permanent Chief Financial Officer immediately and will announce a successor when this process is completed.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

The following exhibit is filed as part of this report:

10.1   Separation Agreement dated May 21, 2008 by and between the Company and Mr. Milewski.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN FINANCIAL, INC.

Date: May 27, 2008	By:	/s/ Wenhua Guo
Name: Wenhua Guo
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1    Separation Agreement dated May 21, 2008 by and between the Company and Mr. Milewski.